Exhibit 4.30.2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

AMENDMENT NO. 4

To

SRV LNG CARRIER

TIME CHARTERPARTY

DATED 20 March 2007

Between

SRV JOINT GAS TWO LTD

And

GDF SUEZ LNG SUPPLY SA

DATED 23 October 2017

AMENDMENT NO. 4 TO SRV LNG CARRIER TIME CHARTERPARTY

This amendment no. 4 (the “Amendment No. 4”) to the Charter (as defined in the Recitals below) is made on this 23 of October 2017, and forms an integral part of the Charter.

BY AND BETWEEN:

(i)	SRV Joint Gas Two Ltd, a corporation organized and existing under the laws of the Cayman Islands (“Owner”); and

(ii)	GDF Suez LNG Supply SA, a company organized and existing under the laws of Luxembourg (“Charterer”);

(each a “Party” and together the “Parties”).

RECITALS

WHEREAS, Owner and Charterer have entered into an SRV LNG Carrier Time Charterparty dated 20 March 2007, as amended by Amendment No. 1 dated 20 June 2012 (“Amendment No. 1”), Amendment No .2 dated 20 June 2012 and Amendment No.3 dated 23 April 2014 (“Amendment No. 3”) and as may be further novated and/or amended from time to time, (the “Charter”), whereby Owner has agreed to let and Charterer has agreed to hire the use and service of a Shuttle and Regasification Vessel built by Samsung Heavy Industries Co. Ltd. with reference Hull no. 1689 and now named GDF Suez Cape Ann (the “Vessel”);

WHEREAS, Charterer wishes to use the Vessel in FSRU Mode or alternatively in LNG Carrier Mode under a Sub-Charter with CNOOC for the Project; and

WHEREAS, Owner is willing to accommodate Charterer’s wish to use the Vessel as an FSRU and accept that Charterer uses her under the Sub-Charter with CNOOC for the Project, on the terms and subject to the conditions of this Amendment No.4;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Owner and Charterer agree as follows:

1.	Definitions

For purposes of this Amendment No. 4 (including the Recitals), the capitalized terms either (i) used but not defined in this Amendment No.4 or (ii) amended by Clause 5 of this Amendment No.4 shall have the meanings ascribed to them in the Charter.

EXECUTION VERSION	2

“CNOOC” means CNOOC Tianjin LNG Limited Company.

“FSRU” means floating storage and regasification unit.

“FSRU Mode” means the use of the Vessel at all times during the Sub-Charter Period, except when a Voyage is occurring.

“FSRU Terminal” means the Tianjin FSRU terminal located in the People’s Republic of China or any other FSRU terminal in the People’s Republic of China approved in writing by Owner, such approval not to be unreasonably withheld.

“LNG Carrier Mode” has the meaning given to it in Clause 6 of this Amendment 4 (“Voyage”).

“Maintenance Allowance” has the meaning given to it in Clause 25 (as amended by this Amendment No. 4).

“Modification Specification” means the document to be mutually agreed between Parties and defining the scope of the Modification Work as may be requested by Charterer.

“Modification Work” means any and all work; design, engineering, procurement, fabrication, installation, commissioning and testing required for the modification of the Vessel to FSRU in accordance with the Modification Specification.

“Modification Yard” means such yard as mutually agreed between the Parties for the performance of the Modification Work.

“Mortgagee” means DnB Bank ASA as agent on behalf of the lenders.

“Project” means Charterer’s project with CNOOC, consisting of using the Vessel in FSRU Mode at the FSRU Terminal.

“Reinstatement Specification” means the scope of work mutually agreed between Parties so that the Vessel is fitted in every way as an SRV for service under the Charter.

“Reinstatement Work” means (i) any and all work; design, engineering, procurement, fabrication, installation, commissioning and testing required to reinstate the Vessel in accordance with the Reinstatement Specification and (ii) dry-docking, cleaning and painting of the Vessel’s bottom and effecting scheduled maintenance, so that the Vessel is fitted in every way for service under the Charter.

EXECUTION VERSION	3

“Reinstatement Yard” means such yard as mutually agreed between the Parties for the performance of the Reinstatement Work.

“Sub-Charter” means the agreement signed between Charterer and CNOOC for sub-chartering of the Vessel by Charterer to CNOOC.

“Sub-Charter Period” means a period of time , between 25 October 2017 and 1 November 2017 (inclusive), beginning on the earlier of (i) delivery of the Vessel by Charterer to CNOOC at the FSRU Terminal, or (ii) the Vessel is all fast at the FSRU Terminal and ending on the later of (i) redelivery of the Vessel by CNOOC to Charterer or such earlier time as the Sub-Charter is terminated in accordance with its terms, or (ii) the Vessel is permanently unmoored and disconnected from the FSRU Terminal and is ready and free to depart from the FSRU Terminal, or (iii) 31 March 2018.

“Voyage” means a legitimate voyage under the Charter ordered pursuant to and in accordance with Clause 6 of this Amendment No. 4, the duration of which shall always be deemed to be from when the Vessel is unmoored and disconnected from the FSRU Terminal for the purpose of commencing the Voyage until the Vessel is all fast again at the FSRU Terminal.

2.	Purpose, Intention and Interpretations

The purpose of this Amendment No. 4 is to set forth the terms and conditions under which Charterer may utilize the Vessel as an FSRU at the Project and to permit Charterer to enter into the Sub-Charter with CNOOC in respect of the Vessel and to set out the specific conditions applicable between the Parties when the Vessel is used in FSRU Mode and specific amendments in Clause 6 and 7 of this Amendment No.4 relating to the Vessel’s use in LNG Carrier Mode.

It is Owner’s and Charterer’s clear intention, which is hereby declared, that this Amendment No. 4 shall not imply or impose greater or more onerous obligations exposures and/or liabilities on Owner (except for the undertaking to arrange for the Modification Work and the Reinstatement Work, respectively and except for any other provisions of this Amendment No. 4 directly or indirectly providing to the contrary) than it would otherwise have under the Charter.

In case of conflict between the provisions of the Charter and this Amendment No. 4, the provisions of this Amendment No. 4 shall prevail.

3.	Modification of the Vessel to FSRU

If Modification Work is requested by Charterer, Owner shall arrange for such Modification Work to be carried out at the Modification Yard at a time mutually agreed with Charterer for Charterer’s time, risk and expense.

EXECUTION VERSION	4

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Without prejudice to the aforesaid, if Modification Work is requested by Charterer, Owner shall obtain a quote for the Modification Work from the Modification Yard, and include such quote in a budget which is to be approved as soon as reasonably practicable by Charterer. Any comment to or rejection of any parts of the budget or Modification Work, including its scope and costs shall be discussed in good faith and resolved by the Parties. After the budget has been approved, Owner shall promptly inform Charterer of any cost overrun and/or any matter which affects the budget and take reasonable steps to seek to reduce an adverse cost effect.

Charterer shall reimburse Owner for the documented cost of the Modification Work and compensate Owner for Owner’s own reasonable and documented cost related to the Modification Work to the extent not covered by paragraph 1.2 of Schedule III (as amended by Amendment No.1 and Amendment No. 3), including but not limited to the cost of supervision, administration and follow up of the Modification Work (not covered by paragraph 1.2 (c) (i) of Schedule III) (as amended by Amendment No. 1 and Amendment No. 3) within ***** (*****) days of receipt by Charterer of Owner’s invoice together with supporting documentation.

Notwithstanding anything to the contrary in the Charter, the Vessel shall be on hire, and the performance warranties set out in Clause 27 of the Charter shall not apply, for the duration of the Modification Work, the time of which shall be deemed to include the Vessel’s deviation time, time spent at, and time spent returning from the Modification Yard until the Vessel has regained a position equivalent to that when the Vessel deviated for the Modification Work, and, for the avoidance of doubt, such time shall not count against the Dry-docking Allowances, the Unscheduled Maintenance Allowances set forth in the original Clause 25(d) of the Charter or the Maintenance Allowance set forth in Clause 25(d) of the Charter as amended by this Amendment No.4.

4.	Importation, Stay and Exportation

Any importation, stay and exportation into and from the People’s Republic of China (as the case may be) of the Vessel and all materials and/or equipment necessary for Owner’s performance of the Charter and/or any Voyage during or related to the Sub-Charter Period, shall be arranged by Charterer, in accordance with all applicable laws and regulations, for its own time, risk and expense, but with all reasonable practical assistance from Owner.

EXECUTION VERSION	5

5.	FSRU Mode specific modifications

5.1	At all times during the Sub-Charter Period, except when a Voyage is occurring, the Charter shall be modified by the following amendments, additions and other modifications:

(a)	Modifications to Clause 1 (“Definitions”) of the Charter :

i.	The definition of “Actual Discharge Rate” in Clause 1 of the Charter shall be amended to read in its entirety: ““Actual Discharge Rate” has the meaning set out in Clause 27(b)(iv).”

ii.	The definition of “Adverse Weather Periods” in Clause 1 of the Charter shall be deleted.

iii.	A new definition shall be included in Clause 1 of the Charter, which reads: “Amendment No. 4” means Amendment No. 4 to this Charter dated _23/10/2017_ and made between Owner and Charterer.

iv.	The definition of “Allowance Period” in Clause 1 of the Charter shall be deleted.

v.	The definition of “BOE” in Clause 1 of the Charter shall be deleted.

vi.	A new definition shall be included in Clause 1 of the Charter, which reads: ““CNOOC” means CNOOC Tianjin LNG Limited Company.”

vii.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Charterer’s Group” has the meaning set out in Clause 68(a)”.

viii.	The definition of “Discharge Period” in Clause 1 of the Charter shall be deleted. Any other use of the term “Discharge Period” in the Charter shall be replaced with the term “FSRU Discharge Period”.

ix.	The definition of “Discharge Point” in Clause 1 of the Charter shall be deleted.

x.	A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU” means floating storage and regasification unit.”

xi.	A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU Discharge Period” has the meaning set out in Clause 27(b)(v)”

EXECUTION VERSION	6

xii.	A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU Gas Day” has the meaning set out in Clause 27(b)(iv).”

xiii.	A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU Gas Nomination Procedures” means the procedures for requesting and establishing Send Out Profile and Intraday Nominations, which the Parties shall use reasonable endeavours to negotiate and agree prior to the start of the Sub-Charter Period, and once agreed shall be set forth in a new Schedule X.”

xiv.	A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU Terminal” means the Tianjin FSRU terminal located in the People’s Republic of China or any other FSRU terminal in the People’s Republic of China approved in writing by Owner, such approval not to be unreasonably withheld.”

xv.	The definition of “Gas Day” in Clause 1 of the Charter shall be deleted. Any other use of the term “Gas Day” in the Charter shall be replaced with the term “FSRU Gas Day”.

xvi.	The definition of “Gas Nomination Procedures” in Clause 1 of the Charter shall be deleted. Any other use of the term “Gas Nomination Procedures” in the Charter shall be replaced with the term “FSRU Gas Nomination Procedures”.

xvii.	A new definition shall be included in Clause 1 of the Charter, which reads “Intraday Nomination” has the meaning set out in Clause 27(b)(iii).

xviii.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Maintenance Allowance” has the meaning set out in Clause 25(d).”

xix.	The definition of “Nominated Discharge Rate” Clause 1 of the Charter shall be amended to read in its entirety: ““Nominated Discharge Rate” has the meaning set out in Clause 27(b)(iv).”

xx.	The definition of “Normal Performance” in Clause 1 of the Charter shall be amended to read in its entirety: ““Normal Performance” has the meaning set out in Clause 27(b)(i).”

EXECUTION VERSION	7

xxi.	The definition of “Off-hire Allowance” in Clause 1 of the Charter shall be deleted.

xxii.	A new definition shall be included in Clause 1 of the Charter, which reads: “Owner’s Group” has the meaning set out in Clause 68(a)”.

xxiii.	The definition of “Performance Period” in Clause 1 of the Charter shall be deleted.

xxiv.	The definitions of “Primary Terminals” and “Primary Terminal” in Clause 1 of the Charter shall be deleted.

xxv.	The definition of “Reduced Performance” in Clause 1 of the Charter shall be amended to read in its entirety: ““Reduced Performance” has the meaning set out in Clause 27(b)(iv).”

xxvi.	A new definition shall be included in Clause 1 of the Charter, which reads: “Reduced Rate” has the meaning set out in Clause 27(b)(iv)”.

xxvii.	A new definition shall be included in Clause 1 of the Charter, which reads: “Maintenance” has the meaning set out in Clause 25 (d)”.

xxviii.	A new definition shall be included in Clause 1 of the Charter, which reads: “Send Out Profile” has the meaning set out in Clause 27(b)(iii)”.

xxix.	A new definition shall be included in Clause 1 of the Charter, which reads: “Start Up Period” has the meaning set out in Clause 27(b)(i)”.

xxx.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Sub-Charter” means the agreement signed between Charterer and CNOOC for sub-chartering of the Vessel by Charterer to CNOOC.”

xxxi.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Sub-Charter Period” means a period of time beginning , between 25 October 2017 and 1 November 2017 (inclusive), on the earlier of (i) delivery of the Vessel by Charterer to CNOOC at the FSRU Terminal, or (ii) the Vessel is all fast at the FSRU Terminal and ending on the later of (i) redelivery of the Vessel by CNOOC to Charterer or such earlier time as the Sub-Charter is terminated in accordance with its terms, or (ii) the Vessel is permanently unmoored and disconnected from the FSRU Terminal and is ready and free to depart from the FSRU Terminal, or (iii) 31 March 2018.”

EXECUTION VERSION	8

xxxii.	The definition of “Unscheduled Maintenance” in Clause 1 of the Charter shall be deleted.

xxxiii.	The definition of “Unscheduled Maintenance Allowance” in Clause 1 of the Charter shall be deleted.

(b)	In Clause 3 (a)(i) of the Charter, the reference to “SRV” shall be amended to read: “FSRU”.

(c)	Clause 3 a) of the Charter shall be completed with the following bullet points:

“(vi)	the master and chief officer shall combined in total have not less than twelve (12) months’ sailing and cargo operations experience in the past five (5) years exercising responsibilities of a senior rank (master and/or chief officer) on board an LNG tanker/FSRU. The chief engineer, cargo engineer and second engineer shall combined in total have not less than eighteen (18) months’ sailing and cargo operations experience in the past five (5) years exercising responsibilities of a senior rank (chief engineer, cargo engineer and/or second engineer) on board an LNG tanker/FSRU.

(vii)	prior to the commencement of the Sub-Charter Period, the Owner shall, using Owner’s standard format and subject always to CNOOC first having duly executed a “no poaching declaration” in a wording acceptable to Owner, provide the CNOOC with professional LNG tanker/FSRU histories in rank of the master, chief officer, chief engineer and cargo engineer (if applicable) serving on board the Vessel at the time of delivery. Prior to their assignment, similar histories shall be furnished for any new master chief officer, chief engineer or cargo engineer assigned to the Vessel during the Sub Charter Period.”

(d)	Clause 3 c) shall be amended by the addition of the following new paragraph:

“	If during the Sub-Charter Period, Owner changes or replaces the manager of the Vessel, it shall give reasonable consideration to any input from CNOOC in this respect. Owner confirms that under the present circumstances it has no intention of changing or replacing the manager of the Vessel.”

(e)	Clause 5 of the Charter (“Period and Trading Limits”) shall be amended by the addition of the following new sub-clauses (d) and (e):

“(d)	“Notwithstanding anything to the contrary in Clauses 5(a), (b), and (c), Charterer shall, at no expense to Owner, provide or cause to be

EXECUTION VERSION	9

provided, at the FSRU Terminal, port and marine facilities capable of receiving the Vessel and berths and places which the Vessel can safely reach and return from without exposure to danger, and at which the Vessel can safely lie, load or discharge (as the case may be) always afloat. Furthermore, Charterer shall provide to Owner all relevant information required to meet the interface requirements of the FSRU Terminal as soon as reasonably possible. All reasonable costs incurred in implementing such modifications to the Vessel (and their later removal, if required to comply with the terms of this Charter), including the time taken to implement such modifications and to comply with such regulations necessary to allow the Vessel to load or discharge at the FSRU Terminal, shall be for Charterer’s account and shall be reimbursed to Owner in accordance with Schedule III. Charterer shall also be responsible, and shall reimburse Owner in accordance with Schedule III, for all such reasonable costs incurred, including the necessary time taken, should the interface requirements of or the regulations applicable to the FSRU Terminal be altered.

(e) Notwithstanding anything to the contrary in this Charter, Owner shall not under any circumstances whatsoever be obliged to go to and/or stay at an FSRU Terminal which has not entered into a Port Liability Agreement, acceptable to Owner’s P&I Club, with Owner.

(f)	Clause 8 (“Owner to Provide”) of the Charter shall be amended to read in its entirety:

“Owner undertakes to provide and, subject to the provisions of Schedule III, to pay for all provisions, wages (including but not limited to all overtime payments, statutory or otherwise), and shipping and discharging fees and all other expenses of the master, officers and crew, except for any Chinese master, officers and/or crew required to be on board; also, except as provided in Clauses 5 and 37, for all insurance on the Vessel described in Schedule IV, for all deck, cabin and engine-room stores and necessary spare parts, and for water; for all dry-docking (and gas-freeing of the Vessel associated therewith), overhaul, maintenance and repairs to the Vessel, including maintaining and operating the Vessel in good working order in accordance with prudent industry practices and Builder’s maintenance recommendations; and for all fumigation expenses and de-rat certificates. Owner’s obligations under this Clause 8 extend to all liabilities for customs or import duties arising at any time during the performance of this Charter in relation to the personal effects of the master, officers and crew, and in relation to the stores, provisions and other matters aforesaid which Owner is to provide and pay for and Owner shall refund to Charterer any sums Charterer or its agents may have paid or been compelled to pay in respect of any such liability on presentation of reasonable supporting documentation. Any amounts allowable in general average for wages and provisions and stores shall be credited to Charterer insofar as such amounts are in respect of a period when the Vessel is on-hire.”

EXECUTION VERSION	10

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(g)	Clause 23 (“Loss of Vessel”) of the Charter shall be amended by deleting the words “GMT” and replacing them with “the time in the People’s Republic of China”.

(h)	Clause 24 (“Off-hire”) of the Charter shall be amended to read: “Not Used”. Any use of the term “off-hire” elsewhere in the Charter and any references in the Charter to Clause 24 thereof shall be deemed deleted in their entirety when the Vessel is being used in FSRU Mode.

(i)	Modification to Clause 25 (“Dry-docking; Time for Scheduled Maintenance”) of the Charter:

i.	The wording “*****-month intervals and no more than *****-month intervals” in Clause 25 (a) of the Charter shall be amended to read: “*****-month intervals and no more than *****-month intervals”.

ii.	Clause 25 (d) of the Charter shall be amended to read in its entirety:

“Owner may carry out scheduled or unscheduled maintenance and take the Vessel out of service, if so required by such maintenance, except that Owner shall not arrange scheduled maintenance between 25th October 2017 and 31st March 2018 unless Owner can demonstrate from its operating experience that, in the reasonable opinion of Owner, after consulting with Charterer, scheduling such maintenance during that period would be necessary (“Maintenance”). During the Sub-Charter Period, Owner shall be entitled to an allowance of ***** (*****) minutes per ***** accruing each day of the Sub-Charter Period for all scheduled and unscheduled maintenance (“Maintenance Allowance”). Owner shall not use more time for maintenance than is necessary and shall notify Charterer of any Maintenance Allowance taken or to be taken and shall consult with Charterer as far in advance as possible as regards the timing of any such Maintenance. There will be no scheduled dry docking during the Sub-Charter Period unless mutually agreed by Owner and Charterer.

Notwithstanding anything to the contrary in the Charter, the Vessel shall always be on hire without any reduction for all time used of the Maintenance Allowance and all items to be provided and paid for by Charterer pursuant to Clause 9(a) shall be for Charterer’s account, and Owner’s use of the Maintenance Allowance shall not in any way or to any extent whatsoever be regarded as a default, non-performance or breach by Owner of any obligation under or any provision of the Charter.”

iii.	Clause 25 (e) shall be amended to read: “Not Used”.

EXECUTION VERSION	11

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(j)	Clause 27 (“Performance”) of the Charter shall be deleted in its entirety and replaced with the following:

“(a)

(i)	Owner undertakes and guarantees that at all times during the Sub-Charter Period the Vessel shall be capable of maintaining a maximum average daily boil-off of no more than *****% of the Vessel’s total cargo capacity. For purposes of establishing whether the Vessel has achieved performance as required under this Clause 27(a), the Parties shall discount periods when the Vessel (i) is discharging regasified LNG and/or loading or discharging LNG and (ii) when due to loading of LNG the saturated vapour pressure is above 170 mbarg.

(ii)	Boil-off calculation: Boil-off shall be measured by subtracting the volume of LNG contained in the Vessel’s tanks at gauging at the end of a 24 hour period of no discharging regasified LNG and/or loading or discharging LNG, but where the Vessel is still connected within Tianjin Port, from the volume of LNG contained in the Vessel’s tanks at gauging at the start of a 24 hour period of no discharging regasified LNG and/or loading or discharging LNG, but where the Vessel is still connected within Tianjin Port. Actual boil-off shall be calculated using the mean value from 5 (five) distinct but consecutive measurements.

(b)

(i)	Owner further undertakes, subject to the provisions of this Clause 27(b) and subject to an eight (8) day start-up period (“Start Up Period”), that the Regasification Components will, throughout the Term, enable the Vessel’s cargo to be regasified and discharged at not less than a regasified LNG discharge rate of ***** (*****) MMScf/day (“Normal Performance”). The Parties will use reasonable endeavours to develop and agree a commissioning procedure in respect of the Start Up Period by 13th October 2017. Furthermore, if during the Start Up Period, the Owner is prevented from adhering to the commissioning procedure for reasons not directly attributable either to the acts or omissions of the Owner or to the Vessel, the Start Up Period shall be automatically extended for the period of time that the Owner is prevented from adhering to the commissioning procedure.

(ii)	Upon every case that the Vessel’s Actual Discharge Rate is higher than ***** (*****) MMScf/day during regasification of LNG and has been in operation for three (3) periods of at least eight (8) hours without any unplanned shut down so that total operating time accumulates to twenty four (24) hours, the value of such Actual Discharge Rate shall immediately replace the current Normal Performance of ***** (*****) MMScf/day, provided that the Normal Performance shall never exceed ***** (*****) MMScf/day and such increase in the Normal Performance shall be formalized by signature of an addendum to the Charter. From that time on, in each case where the Actual Discharge

EXECUTION VERSION	12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Rate is higher than the then-current Normal Performance during regasification of LNG and has been in operation for three (3) periods of at least eight (8) hours without any unplanned shut down so that total operating time accumulates to twenty four (24) hours , the value of such Actual Discharge Rate shall immediately replace the then-current Normal Performance until subsequently re-adjusted up to a maximum Normal Performance of ***** (*****) MMScf/day. Each such increase in the Normal Performance shall be formalized by signature by both Parties of an addendum to the Charter.

(iii)	Subject always to the provisions of Clause 27(b)(iv) below, Owner shall, subject to applicable terms of the FSRU Gas Nomination Procedures, deliver the Nominated Discharge Rate in accordance with the daily curve agreed with Charterer in accordance with the FSRU Gas Nomination Procedures (“Send Out Profile”), subject to such Send-Out Profile for that FSRU Gas Day being agreed no later than twelve (12) hours before the commencement of the relevant FSRU Gas Day. In case the Owner fail to deliver gas in accordance with the Send Out Profile as required pursuant to the applicable terms of the FSRU Gas Nomination Procedures, then the applicable terms of the FSRU Gas Nomination Procedures will apply to such failure (provided always that such terms are fair, reasonable and proportionate to the failure). Owner shall use reasonable endeavors to accommodate any change to the Send Out Profile requested by Charterer, less than thirty six (36) hours before the end of the relevant FSRU Gas Day (“Intraday Nomination”), but Owner shall not be liable for any failure in this respect.

(iv)	Whenever Charterer requests a Nominated Discharge Rate above Normal Performance, Owner shall use reasonable endeavors to make such higher rate available, subject always to the maximum capacity of the Regasification Components when all three units of the Regasification Components are operating. Notwithstanding the provisions of the immediately following paragraph, if the Vessel is incapable of discharging its cargo at such higher rate, such performance shall not be considered Reduced Performance and Charterer shall not be entitled to pay hire at a rate equal to the Reduced Rate or claim a reduction in hire.

If, on any day, commencing from 10.00 A.M. (China local time) on that day and ending at 09.59 A.M. (China local time) on the immediately following day (an “FSRU Gas Day”), the Vessel’s actual discharge rate calculated over that FSRU Gas Day as measured in accordance with Clause 27(b)(iv)-(v) (the “Actual Discharge Rate”), is less than the daily nominated discharge rate requested by Charterer in accordance with the FSRU Gas Nomination Procedures for that FSRU Gas Day (the “Nominated Discharge Rate”), and such Actual Discharge Rate is

EXECUTION VERSION	13

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

lower than Normal Performance (such deficient performance hereinafter being referred to as “Reduced Performance”), then a Hire Rate equal to a reduced rate determined by ***** (the “Reduced Rate”) shall be payable for each of such FSRU Gas Day in respect of which an Actual Discharge Rate lower than the Nominated Discharge Rate and the Normal Performance has been determined during the FSRU Discharge Period in question. This Reduced Rate in case of Reduced Performance shall replace in its entirety Paragraph 4 of Schedule III. For the avoidance of doubt, any reduction of hire to which Charterer is entitled under this Clause 27(b)(iv) shall be credited against hire payments in accordance with Clause 12(a) as promptly as possible.

(v)	If no discharge of regasified LNG is currently ongoing from the Vessel, measurement of the Actual Discharge Rate shall commence when the vaporizers, piping and pressurizing risers are cooled down and the last high pressure pump required to achieve the ordered discharge rate is placed on line and the Vessel starts the discharge of Regasified LNG, and shall terminate when the first high pressure pump is secured near the end of the discharge (“FSRU Discharge Period”).

Prior to the commencement of a FSRU Discharge Period a notification of FSRU Readiness to Discharge Gas (as defined in the FSRU Gas Nomination Procedures) shall be delivered by Charterer to Owner in accordance with the FSRU Gas Nomination Procedures and an FSRU Discharge Period shall start no later than ***** (*****) hours after Owner’s receipt of the above notification, unless such time is extended by reasons attributable to Charterer, CNOOC, the FSRU Terminal, governmental or regulatory authorities or Force Majeure (as defined in the FSRU Gas Nomination Procedures).

The Actual Discharge Rate shall be the rate of regasified LNG discharged as measured by the Vessel’s metering station. When measuring the Actual Discharge Rate against Normal Performance a variation of ***** percent (*****%) shall be allowed.

Normal Performance shall be based upon LNG with a chemical composition (Mass%) (Typical Trinidad LNG composition) as follows:

Methane	96.17%

Ethane	2.74%

Propane	0.76%

i-Buthane	0.17%

n-Buthane	0.15%

Nitrogen	0.01%

EXECUTION VERSION	14

(vi)	The performance of the Vessel in relation to the warranty contained in this Clause 27(b) shall be reviewed on the 25th of each calendar month, and the results accumulated and compensation, if any, shall be assessed and paid at the next hire payment due at the beginning of the following calendar month. For purposes of establishing whether the Vessel has achieved performance as required under Clause 27(b) and calculating the Hire Rate, the Parties shall discount any FSRU Gas Day (or in case of (g) below, only the relevant part of the FSRU Gas Day, provided that the volumes required in such part of the FSRU Gas Day in accordance with the Send Out Profile shall be disregarded and the Nominated Discharge Rate for that FSRU Gas Day shall be adjusted accordingly):

(a)	where the FSRU Terminal is not ready or able to receive the Nominated Discharge Rate specified by Charterer in accordance with the FSRU Gas Nomination Procedures and at the corresponding pressures and temperatures;

(b)	where Charterer has requested Intraday Nominations as per clause 27 b) (ii);

(c)	where Charterer has instructed the Vessel to proceed from the FSRU Terminal;

(d)	where the Vessel is prevented from approaching or remaining and/or operating at the FSRU Terminal by any relevant regulatory or governmental authority by reason other than a failure or default on part of the Vessel or Owner;

(e)	where the Vessel is required to disconnect and/or to depart from the FSRU Terminal or is prevented from discharging her cargo as regasified LNG by reason of compliance with the applicable requirements and guidelines of the Classification Society, the Vessel’s Flag State or any other relevant regulatory authority and/or with such requirements as set out in the FSRU operating manual in relation to the Vessel’s safe operation, cargo management and/or filling level restrictions;

(f)	where there is not a required amount of LNG onboard the Vessel to obtain the Nominated Discharge Rate in accordance with the FSRU Gas Nomination Procedures;

(g)	where the Owner is using the Maintenance Allowance;

(h)	where the STS Transfer system and/or the Downstream Systems are not ready or able to provide or receive the Nominated Discharge Rate specified by Charterer in accordance with the FSRU Gas Nomination Procedures and at the corresponding pressures and temperatures;

EXECUTION VERSION	15

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(i)	where the vessel is prevented from discharging by other events within the port or where there is a wider risk to safety or the environment; and

(j)	where the FSRU Gas Nomination Procedures have not been agreed and attached as a new Schedule X.

(vi)	In the event that the Parties have been unable to agree the FSRU Gas Nomination Procedures (and such procedures are not set forth in a new Schedule X), then notwithstanding any other provisions of this Clause 27(b) to the contrary, Owner shall use reasonable endeavours to comply with any daily nominated discharge rate that may be requested by Charterer, but otherwise Owner shall not be liable for any failure to deliver gas in accordance with this Clause 27.

(vii)	Notwithstanding the provisions of this Clause 27(b), if at any stage the Actual Discharge Rate achieved by the Vessel is less than Normal Performance due to a defect in the Regasification Components (and such lower discharge rate has not been requested by Charterer in accordance with the FSRU Gas Nomination Procedures), Owner shall be entitled to repair such defect in the Regasification Components and/or the Vessel by the Vessel proceeding to dry-docking in accordance with the provisions of Clause 25(h). Before committing to a dry dock, Owner shall always consult with the Charterer to assess alternative solutions.”

(viii)	The Vessel shall be capable of regasifying LNG in a closed-loop heating mode using steam from the Vessel’s regas boilers as the primary heating medium at a daily Nominated Discharge Rate with a pressure of ***** to ***** bar and a temperature of ***** to *****◦C at the outlet of the Regas skid.

(k)	Clause 52(c)(iv) and (v) of the Charter shall be amended to read in its entirety: “Not Used”.

(l)	The second sentence of Clause 53 of the Charter shall be amended to read in its entirety:

“The foregoing notwithstanding, no term of this Charter, other than Clauses 68(a) and (b) (as amended by Amendment No. 4), and Clause 68(c) is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person or entity who is not a party to it, except that the Mortgagee shall have the benefit of and may enforce the provisions of Clause 10 of Amendment No. 4.”

(m)	Clause 68(a) of the Charter shall be amended to read in its entirety:

“No member of Owner’s Group shall be under any liability whatsoever to Charterer, Charterer’s Representatives, CNOOC, or their estates

EXECUTION VERSION	16

(“Charterer’s Group”) for their death or personal injury during the time when they are engaged in the activities contemplated under this Charter unless death or personal injury is caused, in whole or in part, by the gross negligence or willful misconduct of Owner, its employees or its agents (“Owner’s Group”). Likewise, no member of Owner’s Group shall be under any liability to any member of Charterer’s Group in respect of damage to, or loss or destruction of, their personal property unless such damage to, or loss or destruction of, personal property is caused by the gross negligence or willful misconduct of any member of Owner’s Group.”

(n)	Clause 68(b) of the Charter shall be amended to read in its entirety:

“No member of Charterer’s Group shall be under any liability whatsoever to any member of Owner’s Group for their death or personal injury during the time when they are engaged in the activities contemplated under this Charter unless death or personal injury is caused, in whole or in part, by the gross negligence or willful misconduct of a member of Charterer’s Group. Likewise, no member of Charterer’s Group shall be under any liability to any member of Owner’s Group in respect of damage to, or loss or destruction of, their personal property unless such damage to, or loss or destruction of, personal property is caused by the gross negligence or willful misconduct of any member of Charterer’s Group.”

(o)	Appendix I to Schedule I of the Charter shall be amended to read in its entirety: “Not Used”. Any references in the Charter to Appendix I to Schedule I thereof, and any uses of the term “Primary Terminal” in the Charter. shall be deemed deleted in their entirety.

(p)	Schedule X of the Charter (Gas Nomination Procedures) shall be deleted in its entirety and shall be replaced with a new Schedule X once agreed (FSRU Gas Nomination Procedures).

5.2	All terms and conditions of the Charter, except to the extent modified or changed by this Amendment No. 4 shall remain in full force and effect. However, such terms and conditions shall be interpreted in light of and in such way to give effect to the intention of the parties set out in Clause 2 above, provided however that, any further amendment or modification to the Charter that may be required during the Sub-Charter Period shall always be agreed in writing between the Parties.

5.3	For the avoidance of doubt and with reference to paragraph 1.2(c)(ii) to Schedule III of the Charter, Owner shall not in any circumstances whatsoever be forced or obliged to lay off any of the Vessel’s master, officers or crew. However, Owner shall use reasonable endeavours to mitigate the Variable Element cost (i.e. manning and crew travel expenses).

EXECUTION VERSION	17

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

5.4	For the avoidance of doubt and without prejudice to Clauses 1 to 4, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, and 6 to 13 of this Amendment No. 4, for any Voyage the Charter shall apply without the amendments and/or additions set out in Clause 5.1 of this Amendment No. 4.

5.5	For the avoidance of doubt and without prejudice to Clauses 1 to 4, 5.2, 5.3, 5.4, 5.5, 5.6 and 7 to 14 of this Amendment No. 4, upon expiry of the Sub-Charter Period the Charter shall apply without the amendments and/or additions set out in Clause 5.1, 5.6, 5.7, 6, 8, and 14 of this Amendment No. 4, but without prejudice to any rights, obligations or liabilities that may have accrued prior to the expiry of the Sub-Charter.

5.6

(a)	At any time during the Sub-Charter Period when a Voyage is occurring, each of the Unscheduled Maintenance Allowance specified in Clause 25(d) of the Charter and each of the Off hire Allowance specified in Clause 24(h) of the Charter shall be reduced to an allowance equal to the original Unscheduled Maintenance and Off-hire Allowances, multiplied by *****.

(b)	At the end of the Sub Charter Period, Owner shall be entitled to place an additional cargo engineer on board the Vessel for a period of ***** (*****) weeks or until the Vessel has reached a suitable disembarkation port (whichever is greater). The cost of placing the cargo engineer on board the Vessel (agreed as being EUR ***** (*****) per day excluding travel costs) shall be for Charterer’s account, and shall be reimbursed to Owner either by way of a lumpsum payment or through an additional line item in the annual budget.

5.7	Training of Chinese Operator

Provided that there is a requirement of CNOOC in the Sub-Charter Period for training the Chinese operator to operate the Vessel as an FSRU, Owner will in good faith enter into discussion with CNOOC with the aim to arrange, in cooperation with CNOOC, for such training (including but not limited to training procedures, necessary facilities, and location). All documented costs arising from such activity shall be fully borne by CNOOC. Invoices will be sent to CNOOC together with appropriate documentation, provided, however, that the scope of activities and cost estimates have been approved in advance and in writing by CNOOC.

6.	Voyage

At any time and from time to time during the Sub-Charter Period, the Charterer is entitled to use the Vessel in LNG carrier mode (“LNG Carrier Mode”) and order the Vessel on a Voyage, provided that Charterer has given Owner not less than ***** (*****) days prior notice.

EXECUTION VERSION	18

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

If Owner is requested by Charterer to prepare the Vessel for a Voyage including but not limited to removal of any fouling, then to the extent not covered by paragraph 1.2 of Schedule III, Charterer shall reimburse Owner for the documented related costs within ***** (*****) days of receipt of Owner’s invoice.

Notwithstanding anything to the contrary in the Charter, during a Voyage Owner shall not be deemed to be in breach of any provisions of the Charter to the extent such breach is caused by or otherwise directly attributable to the use of the Vessel in FSRU Mode.

Unless Owner has been allowed to perform Voyage preparations in order for the Vessel to meet its original performance guarantees of the Charter, Clauses 27(a)(i)-(ii), the part of Clauses 27(c)(i) pertaining to speed and the part of Clause 27(c)(ii) pertaining to fuel oil consumption (not related to excess boil off) shall not apply to any Voyage.

7.	Reinstatement Work to the Vessel

At the expiry of the Sub-Charter the Vessel may at Charterer’s option proceed to the Reinstatement Yard where Owner shall arrange for the Reinstatement Work being carried out for Charterer’s time, risk and expense. However, unless Owner has been instructed by Charterer to arrange for such Reinstatement Work to be carried out, Owner shall not be deemed in breach of any provisions of the Charter to the extent such breach is caused by or otherwise attributable to the Reinstatement Work having not been carried out.

Owner shall provide to Charterer a proposed Reinstatement Specifications, which scope time and related costs shall be mutually agreed to by the Parties. Charterer shall reimburse Owner for the documented cost of the Reinstatement Work and compensate Owner for Owner’s own reasonable and documented costs related to the Reinstatement Work to the extent not covered by paragraph 1.2 of Schedule III, including but not limited to the cost of supervision, administration and follow up of the Reinstatement Work (to the extent not covered by paragraph 1.2 (c) (i) of Schedule III), within ***** (*****) days of receipt of Owner’s invoice.

Notwithstanding anything to the contrary in the Charter, the Vessel shall be on hire, and the performance warranties set out in Clause 27 of the Charter shall not apply, for the duration of the Reinstatement Work, the time of which shall be deemed to include the Vessel’s deviation time from the FSRU Terminal, time spent at, and time spent returning from the Reinstatement Yard until the Vessel has regained a position equivalent to that when the Vessel deviated for the Reinstatement Work, and such time shall not for the avoidance of doubt count against the Drydocking Allowances or the

EXECUTION VERSION	19

Unscheduled Maintenance Allowances set forth in the original Clause 25(d) of the Charter, or the Maintenance Allowance set forth in Clause 25(d) as amended by this Amendment No. 4.

8.	Indemnities

8.1

Charterer shall indemnify and hold Owner harmless from any charges, costs, expenses, claims, liabilities and losses whatsoever (except for charges, costs, expenses, claims, liabilities and losses relating to the tax implications addressed in Clause 8.2 below) which Owner may incur as a consequence of the Sub-Charter, except only to the extent resulting from Owner’s material failure to comply with the terms of the Charter, this Amendment No. 4, or any other addenda or other amendments to the Charter, where such material failure is found to result directly in the harm underlying the third party claim(s) in respect of which Owner invokes the foregoing indemnity. .

8.2

(a)	Charterer shall always be liable for and shall indemnify and hold Owner harmless against all the People’s Republic of China tax implications for Owner whatsoever and howsoever arising, including but not limited to business tax, local surcharges, income tax and individual income tax, withholding tax on hire, any tax relating to the importation, stay or exportation into and from the People’s Republic of China (as the case may be) of the Vessel (including related materials and/or equipment) and/or the performance of the Vessel as FSRU in the People’s Republic of China .

(b)	Notwithstanding the foregoing, Owner shall take reasonable measures to mitigate where reasonably and practically possible its Tax exposure related to its presence in China by rotating where reasonably practicable the crew thereby mitigating Owner’s liability to pay income tax or social security charges for its crew in China, if requested to do so by Charterer provided always that Owner finds the request reasonable.

9.	Costs and Expenses

Charterer shall compensate Owner for all time spend and all reasonable and documented costs and expenses incurred by Owner in connection with or related to (i) CNOOC, the Project and/or the Sub-Charter, and/or (ii) the negotiation, preparation and completion of this Amendment No. 4 and any other documents related to the Sub-Charter, including but not limited to reasonable travel expenses and legal costs, provided however that such costs have been approved in advance and in writing by Charterer.

The following costs are deemed to be approved in advance and in writing by Charterer as per the date of this Amendment No. 4:

EXECUTION VERSION	20

(a)	any reasonable legal costs incurred or which may incur, for the owner’s account under the Facility Agreement between the Owner and Owner’s Financiers in connection with or related to the negotiation, preparation and completion of this Amendment No. 4 and any other documents related to the Sub-Charter;

(b)	Owner’s reasonable external legal cost in connection with or related to the negotiation, preparation and completion of this Amendment No. 4 and any other documents related to the Sub-Charter, documented by copies of the relevant invoices; and

(c)	Owner’s reasonable and documented costs and expenses incurred by Owner in connection with or related to (i) CNOOC, the Project and/or Sub-Charter and /or (ii) the negotiation, preparation and completion of this Amendment No. 4 and any other documents related to the Sub-Charter, provided these costs are not already included as operating costs or in the management fee paid for by Charterer to Owner under the Charter.

10.	Confirmation

10.1	The Charterer hereby represents, warrants and confirms that the Sub-Charter includes provisions:

(a)	expressly acknowledging the existence of the mortgage over the Vessel executed by the Owner in favour of the Mortgagee as security trustee for a syndicate of lenders and registered at the Norwegian International Ship Register;

(b)	expressly acknowledging that CNOOC’s rights under the Sub-Charter are subject and subordinate to the Owners’ rights under the Charter (with effect that, without limitation, CNOOC shall not assert any claim against the Owner or the Vessel by reason of any breach by the Charterer of the Sub-Charter; and

(c)	agreement that CNOOC shall not assert any claim against the Owner for wrongful interference with Sub-Charterer’s rights (or any similar or equivalent claim) in respect of any actions taken by the Owner in compliance with the Charter.

10.2	The Charterer confirms, for the avoidance of doubt, that clause 29(b) of the Charter covers any lien on the Vessel or claim against the Owner asserted by CNOOC arising out of or in connection with the Sub-Charter or in breach of the provisions of the Sub-Charter referred to in Clause 10.1 and the Charterer shall indemnify the Owner against the consequences of (i) any such lien or claim and (ii) any breach by the Charterer of Clause 10.1.

11.	Third Party Rights

No one who is not a party to this Amendment No. 4 shall have any rights under it by reason of the Contracts (Rights of Third Parties) Act 1999, except that the Mortgagee shall have benefit of and may enforce the provisions of Clause 10 above.

EXECUTION VERSION	21

12.	Law and arbitration

12.1       This Amendment No. 4 shall be governed by and construed in accordance with English law.

12.2       The provisions of Clause 53 of the Charter ("Law and Arbitration") shall apply to this Amendment No. 4. as if set out in full in this Amendment No. 4.

13.	Effective date

This Amendment No. 4 shall be fully effective on the later of the date it is executed by both Parties and the date the Mortgagee’s consent is given, as required by the terms of the Owner’s financing documents (and the Owner shall promptly confirm to the Charterer on such consent being given by the Mortgagee). However, Clause 9 of this Amendment No. 4 shall be fully effective on the date this Amendment No. 4 is executed by both parties.

14.	Exclusion of Consequential Loss

Notwithstanding anything to the contrary contained in, or implied by, this Amendment No. 4 or any conditions of use, each Party shall each bear its own Consequential Loss and shall be responsible for, and shall protect, defend, indemnify and hold harmless the other Party in respect of any Consequential Loss suffered or sustained by the indemnified party and/or the indemnified party’s Group,  irrespective of the negligence, breach of duty (statutory or otherwise), breach of contract, breach of warranty, or strict liability of the person to be indemnified.  The term “Consequential Loss” as used in this Clause 14 shall mean (a) any consequential or indirect loss under English law; and/or (b) loss and/or deferral of production, loss of product, loss of use, loss of revenue, profit or anticipated profit (if any), losses or damages under other contracts or loss of opportunity, in each case whether direct or indirect to the extent that these are not included in paragraph (a) above, and whether or not foreseeable and in each case howsoever arising out of or related to the use or operation of the FSRU Terminal or otherwise in connection with the FSRU Terminal and not just limited (by implication or otherwise) to the subject-matter of this Amendment No. 4.  The term “Group” as used in this Clause 14 shall mean the parent companies, subsidiaries, affiliates, employees, agents and sub-contractors (of any tier) of a Party.

EXECUTION VERSION	22

IN WITNESS WHEREOF the Parties have executed this Amendment No. 4 in triplicate as of the date above first written.

For and on behalf of Charterer:	Witness

/s/ Gilles Billet
Name: Gilles Billet
Title: Managing Director

For and on behalf of Charterer:	Witness

/s/ Michele Azalbert
Name: Michele Azalbert
Title: Director

For and on behalf of Owner:	Witness

/s/ Vegard Hellekleiv	/s/ Geirmund Aasbø
Name: Vegard Hellekleiv
Title: COO

For and on behalf of Owner:	Witness

/s/ Gunaseharan R. Ganapathy	/s/ Espen Selstad
Name: Gunaseharan R. Ganapathy	Espen Selstad
Title: Director

EXECUTION VERSION	23

Schedule 1

MAIN PARTICULARS OF VESSEL / GAS FORM C

1.1 PREAMBLE

Ship’s name	GDF SUEZ CAPE ANN
Owner	SRV Joint Gas Two Ltd.
Flag - Registry	NIS
Builder	Samsung Heavy Industries Co., Ltd, Korea
Delivery	01st June 2010
Class	X1A1 Tanker for Liquefied gas, ship type 2G (Membrane tank, Maximum pressure 25 kPaG, Minimum temperature -163°C), NAUTICUS (Newbuilding) PLUS-2, CSA-2, CLEAN, COAT-2, E0, F-AMC, ICS, TMON, DYNPOS-AUT, STL, BIS, NAUT-AW

GRT/NRT
International	97,100
Suez	98,727.21

Is vessel approved?
USCG	Yes
IMO	Yes

1.2 HULL

	Meters	Feet
LOA	283.0611	928,54
LBP	270.04	885.83
Breadth	43.40	142.39
Depth	26.00	85.30

Keel to highest point	55.3	181.4
Air draught (folded mast)	40.4	132.5
Assumed ballast draught	9.6	31.5

Summer Load Line	12.4 m	Corresponding deadweight	80,857mt
TPC at design draft 11.4 m	100.3 mt/cm

Mean draft with full bunkers and full cargo
Specific Gravity	Mean draft	Corresponding DW
0.47 mt/m^3	11.64 m	73,143 mt

Communication equipment
International call sign	LADW7

EXECUTION VERSION	24

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Radio station	MMSI 257352000
Satcom B	FLEET 77
- Telephone/telex	TEL 764915932 TLX 600963967
- Telefax
Satcom C Telex	TLX No.1 425735210 TLX No.2 425735211

1.3 MACHINERY

Main Engine
Type	Wartsila: 12V50DF x 3 units Wartsila: 6L50DF x 1 unit
Max Cont.	3 x 11,400 kW + 1 x 5,700 kW

Grade fuel used	Marine diesel oil (ISO 8217:2010, DMB) , Heavy Fuel Oil (Low Sulphur <3.5% m/m) When calling ECAs : Marine diesel oil (ISO 8217:2010 (or 2005), DMA) max. sulfur 0.1% Boil-off gas

Other machinery
Propeller	1 Fixed Pitch,
Bow Thrusters	2,000 kW x 2 units 6.6 kV, Controllable Pitch, 4-bladed, Ni-Al-Bronze
Stern Thrusters	1,200 kW x 2 units 6.6 kV, Controllable Pitch, 4-bladed, Ni-Al-Bronze

Speed/Consumption (propulsion power only)
Guaranteed speed (Round trip, Beaufort Force 5)	19.5 knots
Average consumption on guaranteed speed	***** tons MDO/day (main engine) ***** tons HFO/day (main engine)

Fuel consumption (for information only)
Loading:			23 tons/day
Discharging (conventional):			36 tons/day
Anchorage (MDO mode):			8.3 tons/day
Fuel consumption during regasified LNG discharge (for information only)
Regas rate (mmscuf/day)	120	250	450	500	600	712,5	750
Regas rate (mt/day)	101	210	278	420	504	599	630

EXECUTION VERSION	25

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Fuel consumption, NG (mt/day)	*****	*****	*****	*****	*****	*****	*****
Fuel consumption, MDO (mt/day)	*****	*****	*****	*****	*****	*****	*****

Note:

Gas consumption at DF engine(s) and 2 regas boilers based on Low Calorific Value (LCV) of 49,900 KJ/kg

Diesel oil consumption as pilot fuel at DF engine(s) based on Low Calorific Value (LCV) of 42,700 KJ/kg

Permanent bunkers capacity
HFO	4,311 m^3	MDO/MGO	1,399 m^3
		TOTAL	5,710 m^3

1.4 CARGO INSTALLATION

Transportable products and respective quantities *)
Tank No.	20 °C 100% M3	-163 °C 98.5 % M3	-163 °C 98.5% MT S.G. 0.47	-163°C 70%L M3	-163°C 70%H M3	-163°C 10%L M3	-163°C 10%H M3
1	19,404	19,113	8,983	12,542	13,212	1,426	1,490
2	41,913	41,284	19,404	41,913	31,247	6,635	3,949
3	41,913	41,284	19,404	41,913	31,244	6,635	3,945
4	41,916	41,287	19,405	41,916	31,246	6,636	3,947
Toatal	145,146	142,969	67,195	138,284	106,948	201,332	13,329

*) Approx. figures per 1 July 2009 based on a cargo specific gravity of 470 kg/m^3
The cargo tank system is GTT Mark III, reinforced to all cargo tank area except tank bottom in accordance with GTT document N500 CR009.

Scantlings of the cargo tanks are based on a maximum density of cargo of 500 kg/m3.
Tank working pressure
Maximum pressure	25 kPa gauge
Minimum pressure	-1 kPa gauge
Minimum temperature acceptable in tanks	-163ºC

Acceptable cargo filling levels * [TBC]
Lower criteria	Below 10% of cargo tank height
Upper criteria	Above 70% of cargo tank height

EXECUTION VERSION	26

Loading & discharging time for LNG	12 hours, excluding time for connecting, disconnecting, cooling down, topping up and custody transfer measurement

Discharging time for regasified LNG
Regas rate (mmscuf/hr)	120	250	450	500	600	712.5	750
Regas rate (mt/hr)	101	210	378	420	504	599	630
Regas duration (days)	26.0	12.5	7.0	6.3	5.2	4.4	4.2

1.5 CARGO MACHINERY

Cargo pumps	1,700 m^3/h @155 mlc x 8 units
Cargo pump location	2 in each cargo tank
Max permissible specific gravity	500 kg/m
Time for discharging full cargo using all cargo pumps against no backpressure	12 hours, excluding time for connecting, disconnecting, cooling down, topping up and custody transfer measurement
Unpumpable cargo volume	1,450 m^3

Heel LNG for cooling down	500 m^3
Fuel LNG for ballast voyage	3,300 m^3
Cargo remaining onboard in cargo tanks after completion pumping	5,250 m^3
Spray pumps	50m^3/h @145 mlc x 4 units
Fuel Gas Pumps	40m3/h@215mlc x 2 units Located in tank No. 3 and 4
Emergency cargo pump/ LNG Feed Pump	650m^3/h @145 mlc x 3 units Located in tank No. 2, 3 and 4

High duty cargo compressor	32,000 m^3/h x 2 units
Low duty cargo compressor	4,350 m^3/h x 2 units
Nitrogen plant	120 Nm^3 x 2 units
Inert gas plant	14,000 Nm^3/h x 1 unit

Composition of inert gas
Carbon dioxide, CO2	Max 14% by volume
Oxygen max., O2	1.0% by volume
Carbon monoxide max. ; CO	100 ppm
HC	0%
Soot	Bacharach 0
Sulphur oxides max., Sox	10 ppm
Nitrogen oxides max. ; NOx	100 ppm

EXECUTION VERSION	27

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Remainder	N2, H2, Air
Dewpoint	-45°C at atm.

Grade fuel used	DMA: ISO 8217
Discharge pressure	Max. 25 kPaG

State if any shore supply of liquid nitrogen may be required NO
May be required for purging of tanks and insulation spaces
What quantity?	N/A

Gas freeing
Can this operation be carried out at sea?	Yes

Heaters
Cargo Vapor Heater (warm-up)	16,940kg/h x 2 units (-125ºC to 0ºC)
Cargo Vapor Heater (boil-off)	4,730kg/h x 2 units (-100ºC to 45ºC)

Guaranteed boil-off rates
Laden condition	*****% / 24h
Ballast condition	0.10% / 24h

Fuel Gas Vaporizers
LNG vaporizer	23,970 kg/h x 1 unit
Forcing vaporizer	5,800 kg/h x 1 unit

1.5 MEASURING APPARATUS

	Type and location	Number
Primary level gauge system	Radar sensor, top of each tank	4
Secondary level gauge system	Radar sensor	4

Cargo temperature	Temperature Sensor; Vapor space at liquid dome + Liquid space (0,10,50,95%) on tank bottom and pump column	40 2 x 5 in each tank

EXECUTION VERSION	28

Absolute pressure transmitter	Vapor dome of each tank	4

1.6 CARGO LINES

Is vessel fitted with midship manifolds	Yes, 2
Distance from cargo manifold to stem (FP)	132 m
Distance from manifold to stern (AP)	138 m
Height cargo manifold above deck	4.8 m
Height manifold above working platform	1.4 m
Height cargo manifold above waterline when light	21.2 m
Height cargo manifold above waterline when loaded	19.4 m
Distance manifold from ship’s rail	3.15 m
Distance between loading and vapor return connections	3.0 m
Distance from aft (P/S) HP manifold to Stem (FP)	144m
Distance from fwd (P/S) HP manifold to stem (FP)	150.5m
Distance from aft HP manifold (P/S) to stern (AP)	150m
Distance from fwd HP manifold (P/S) to stern (AP)	156.5m
Height aft HP manifold (P/S) above deck	4.9
Height fwd HP manifold (P/S) above deck	4.9
Height aft HP manifold (P/S) above working platform	1.4
Height fwd HP manifold (P/S) above working platform	1.4
Height aft HP manifold (P/S) above waterline in ballast	Assumed Draft: 9.6m 21.3
Height fwd HP manifold (P/S) above waterline in ballast	Assumed Draft: 9,6m 21.3
Height aft HP manifold (P/S) above waterline in loaded condition	Assumed Draft: 12,4m 18.5m
Height fwd HP manifold (P/S) above waterline in loaded condition	Assumed Draft: 12,4m 18.5m
Distance aft HP manifold (P/S) from ship’s rail	3.4m
Distance fwd HP manifold (P/S) from ship’s rail	3.4m
Distance between aft HP manifold (P/S) to V/L	12m
Distance between fwd HP manifold (P/S) to V/L	18.5m
Is vessel fitted with stern discharge	No
Is vessel fitted with fore discharge	No

EXECUTION VERSION	29

Dimension of lines
	Diameter	Flange size
Liquid	400 mm	16”
Vapour Line	400 mm	16”
CNG HP Discharge Line	400 mm	16”

What reducers onboard
Number	Diameter	Pressure rating
3	16”/12”	10 kg/cm^2

1.8 LNG REGASIFICATION SYSTEM

Liquid inlet conditions: Pressure Temperature Liquid volume flow Composition (mass %)	5 bara -160ºC (256ºF) 479.8 m^3/h x 3 units Typical Trinidad composition as given in Appendix I to Schedule 1, para 11 (c)
Gas outlet condition: Volume Pressure Temperature	250 mmscuf/day x 3 units 105 bar 10 ºC
Capacity	210,000 kg/hr x 3 units
LNG booster pump number	6 units
LNG booster pump discharge pressure	120 bar
LNG booster pump suction pressure	5 bar
LNG booster pump temperature	-160°C

Steam pressure from boilers (saturated)	28 kg/cm^2

LNG/brine Shell & Tube Heat exchanger	3 units
Steam/brine PCHE	3 units Separate steam and condensate section each unit
Brine circulation pump	680 m^3/h x 6 units

1.9 GAS METERING SYSTEM

Ultrasonic Gas Metering System	Ultrasonic gas flow meters x 2 units Pressure transmitters x 2 units Temperature transmitters x 2 units

EXECUTION VERSION	30

Gas Analyzer System	Sample probe x 2 unit Gas chromatographs x 2 units Supplementary Gas Chromatograph x 1 unit Analyzer cabinet x 1 unit
Metering Control System	Metering cabinet x 1 unit Flow computers x 2 units Supplementary flow computers x 2 units

1.10 BALLAST SYSTEM

Pumps	Particular
No.	Three (3)
Type	Vertical single stage, centrifugal
Prime mover	Electric motor
Discharge rate	2,500 m3/h
Total head	30 mwc (S.G.: 1.025)

1.11 ODORANT INJECTION SYSTEM

Odorant	Mercaptan Mixture
Injection Rate	1.0lb/mmscf
Injection Pumps	2 x 100%
Injection Controllers	2 x 100%
Injection Point	1
Storage Tank

1.12 LIFTING DEVICE

Location	Aft	Amidships	fwd
STB and Port	Manifold area Stb and Port	Regas and STL area
Number and lifting capacity	1 x 15 mt SWL (STB) 1 x 5 mt SWL (Port)	2 x 12 mt SWL	1 x 10 mt SWL (Hs < 0.5m) 1 x 8 mt SWL (Hs < 1.0m)
Max. distance from ship’s side of lifting hook	5 m	5 m	6 m

EXECUTION VERSION	31

Appendix 1

Description of Modification Work

[Reserved]

EXECUTION VERSION	32

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Side Letter No. 1

To

THE AMENDMENT No. 4 DATED 23 Oct 2017 to the

SRV LNG CARRIER TIME CHARTERPARTY

dated 20 March 2007

between

GDF SUEZ LNG SUPPLY S.A.

and

SRV JOINT GAS TWO Ltd.

in relation to

“GDF SUEZ CAPE ANN”

DATED 27 October 2017

1

SIDE LETTER No. 1 TO THE AMENDMENT No. 4 TO THE

SRV LNG CARRIER TIME CHARTERPARTY

This side letter no. 1 (the “Side Letter No. 1”) to the Amendment No. 4 dated 23 October 2017 (the “Amendment No. 4”) to the SRV LNG Carrier Time Charterparty dated 20 March 2007 (the “Charterparty”) is made on this day of 27 October 2017 (“Side Letter Execution Date”) by and between:

(1)       GDF SUEZ LNG SUPPLY S.A., a company organized and existing under the laws of Luxembourg having its registered office at 65 Avenue de la Gare, L-1611 Luxembourg, Grand Duchy of Luxembourg (hereinafter referred to as “Charterer”); and

(2)       SRV JOINT GAS TWO LTD., a company organized and existing under the laws of Cayman Island having its registered office P.O. Box 1350 GT, Clifton House, 75 Fort Street, George Town, Grand Cayman, Cayman Islands (hereinafter referred to as “Owner”)

each a “Party” and together the “Parties”

RECITALS

WHEREAS:

(A) In relation to the Sub-Charter of the GDF SUEZ Cape Ann to CNOOC Tianjin LNG Ltd (“CNOOC”), Owner and Charterer have entered into the Amendment No. 4 to the Charterparty, regulating the use of GDF SUEZ Cape Ann as an FSRU. According to this Amendment No. 4, the Parties shall, prior to the start of the Sub-Charter Period, use their reasonable endeavours to negotiate and agree the terms of FSRU Gas Nomination Procedures (“FSRU GNP”).

(B) This Side Letter No. 1 sets forth the principles governing Owner’s and Charterer’s notifications and nominations of gas dispatch volumes from the Vessel to the Downstream Systems when the Vessel is being used in FSRU Mode.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties agree as follows:

1.	Definitions

For purposes of this Side Letter No. 1 (including the Recitals), the capitalized terms used herein shall have the meanings ascribed to them in the Charterparty as such meanings may have been amended through Amendment No. 4, unless otherwise specified in this Side Letter No. 1.

“Charterer’s FSRU Representatives” shall mean representative(s) of Charterer responsible for the overall management and scheduling of the nominated dispatch volumes on the Downstream Systems and related procedures as outlined in, but not limited to, Schedule X.

2

“CNOOC’s FSRU Representatives” shall mean representative(s) of CNOOC responsible for the overall management and scheduling of the nominated dispatch volumes on the Downstream Systems and related procedures on behalf of CNOOC.

“Delivery” means delivery of the Vessel into service under the Sub-Charter to CNOOC.

“Downstream Systems” means all infrastructures and systems downstream of the high-pressure flange on the FSRU side of the connection to the domestic pipelines”.

“FSRU Operating Manual” means the operating manual detailing in a comprehensive manner the relevant ship-shore and regasification operations of the Vessel in FSRU Mode as issued by Owner.

“Gas Day” means a twenty-four (24) hour period starting at 10:00 AM local time when the Vessel is operating in FSRU Mode.

“Nominated Discharge Rate” means the daily gas discharge rate nominated by Charterer while the Vessel is operating in FSRU Mode in accordance with procedures set out under Schedule X.

“Owner’s FSRU Representative” has the meaning set out in paragraph 5 to Schedule X as amended hereof.

2.	Purpose, Intention and Interpretation

The purpose of this Side Letter No. 1 is to set forth the full terms and conditions under which FSRU GNP shall be governed considering technical limitations on Vessel’s side, CNOOC’s requirements and technical limitations of Downstream Systems.

3.	FSRU GNP

The Parties hereby agree that Schedule X of the Charterparty shall be cancelled and replaced in its entirety during the Sub-Charter Period, except when a Voyage is occurring, by the following provisions:

“SCHEDULE X

GAS NOMINATION PROCEDURES

1.	Introduction: This Schedule outlines the principles governing Owner’s and Charterer’s notifications and nominations of gas dispatch volumes from the Vessel to the Downstream Systems, as may be amended from time to time to be consistent with industry practice (hereinafter the “Gas Nomination Procedures”). Other than paragraphs 5, 6, 7, and 12 of this Schedule X, this Schedule X only applies when the Vessel is operating in FSRU Mode.

2.	Standards: Owner shall act as a reasonable and prudent operator in its performance of this Schedule X. Charterer shall act reasonably in its performance of this Schedule X.

3

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

3.	CNOOC’s responsibility: It is noted that CNOOC is solely responsible for the acquisition and/or control of pipeline transportation capacity sufficient to carry out its desired trade and to accept and transport in the Downstream Systems any and all gas volumes nominated by Charterer for delivery from the Vessel. Such acquisition of pipeline transportation or capacity reservations or other means of securing the take-away of such nominated gas volumes is solely for the account and risk of CNOOC.

4.	Rolling 1-month and 1-week nominations protocol: A rolling 1-month nomination protocol and 1-week nomination protocol shall be established and updated weekly as a tool to plan Vessel and LNG storage operations planning. This nomination protocol will be suspended in the event that the Vessel leaves berth due to the orders of the Charterer or through the actions of the master to ensure that the safety of the ship or the environment is not compromised. For the avoidance of doubt, the 1-month nomination protocol and 1-week nomination protocol shall be for Owner’s reference only.

5.	Actions on arrival: For first arrival at Delivery, or returning to the FSRU Terminal’s berth either while operating in LNG Carrier Mode or as a result of an interruption to FSRU operations the following actions shall be undertaken:

(a)	Within ***** (*****) hours’ of the master and the Owner’s designated representative (“Owner’s FSRU Representative”) receiving notice from the Charterer to transit to the FSRU Terminal, the master of the Vessel will consult and send to Charterer’s FSRU Representatives (copying in Owner’s FSRU Representative) either (i) Notice of Arrival (“NOA”) in accordance with the FSRU Operating Manual or (ii) specific voyage instructions to provide an indication of the ***** (*****) hour Expected Time of Arrival (“ETA”) at the FSRU Terminal and in each case, the expected time of notification of “Readiness to Receive LNG” and/or “Readiness to Discharge Gas” and/or “Readiness to Discharge LNG”.

(b)	Charterer’s FSRU Representatives will, within ***** (*****) hours of receiving the first NOA from the arriving Vessel, respond to the master copying in the Owner’s FSRU Representative by providing the expected discharge profile for the following 1-month and 1- week nomination protocol.

(c)	The master of the arriving Vessel will, within ***** (*****) hours of receiving the notification under paragraph 5(b) of this Schedule X0, state to Charterer’s FSRU Representatives and Owner’s FSRU Representative the Vessel’s readiness to make available vaporization capacity to meet the expected discharge profile, taking into account any time needed to connect the Vessel to the FSRU Terminal, gas up the line to required pressure, ramp up to send out level required unless such time is extended by reasons attributable to Charterer, the FSRU Terminal, tugs, governmental or regulatory authorities, or Force Majeure.

6.	Updated notifications:

(a)	Concurrent with any ***** (*****) hour ETA notice, the master of the Vessel shall notify Charterer’s FSRU Representatives, copying in the Owner’s FSRU Representative, in hard copy and electronic form, of the expected time of

4

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Readiness to Discharge Gas”, “Readiness to Receive LNG”, or “Readiness to Discharge LNG” (“***** Hour Notice”) and of the Vessel’s vaporization capability for the impending offloading (with such confirmation not affecting performance requirements under the Charterparty as amended).

(b)	Charterer’s FSRU Representatives shall, within ***** (*****) hours of receiving the ***** Hour Notice, provide in hard copy and electronic form to the master and the Owner’s FSRU Representative the expected discharge profile for the impending 1-month and 1-week nomination protocol.

(c)	The master of the Vessel shall provide written notice to the port authority of its arrival at the FSRU Terminal, where “arrival” shall mean the time when the Vessel is at the FSRU Terminal’s anchorage or waiting zone and waiting to be cleared by the port authority (having submitted a request for clearance) to approach the FSRU Terminal to moor to the berth, connect to the upstream facilities and Downstream Systems and prepare to discharge gas.

7.	Readiness to Receive LNG: Subsequent to receiving port clearance notification, a hard and electronic format notice of “Readiness to Discharge Gas”, “Readiness to Receive LNG”, or “Readiness to Discharge LNG” shall be given (or if not given, then deemed given) by the master of the Vessel to the Owner’s FSRU Representative and Charterer’s FSRU Representatives upon the earliest occurrence of the following conditions:

(a)	The Vessel is moored, connected to the upstream facilities and/or Downstream Systems and is ready in all respects to receive LNG or discharge gas or LNG; or

(b)	The Vessel has received clearance to enter port and ***** (*****) hours have passed since such notice was given, unless such time is extended by reasons attributable to Charterer, the port authorities, governmental or regulatory authorities, or Force Majeure.

For purposes of this Schedule X, “Force Majeure” means any act or event that prevents or delays a Party’s performance of its contractual obligations if and to the extent: (a) such act or event, whether foreseeable or unforeseeable, is beyond the affected Party’s reasonable control and is not the result of the affected Party’s fault or negligence; and (b) the affected Party has been unable to overcome the consequences of such act or event by the exercise of all commercially reasonable endeavours. Subject to the satisfaction of the conditions set forth in the foregoing sentence, Force Majeure shall include the following acts or events, or any similar and equally serious acts or events: (i) acts of God; (ii) acts of princes, rulers and governmental authorities, war (whether declared or undeclared), blockade, act of terrorism, revolution, insurrection or acts of public enemies, assailing thieves or pirates, mobilization, civil commotion, riots or sabotage; (iii) plague or other epidemics or quarantines; (iv) freight embargoes; (v) fire, explosion, earthquakes, tidal waves, floods, typhoons, hurricanes or other named storms and perils of the sea; (vi) strikes, lockouts or industrial disturbances including those aboard the FSRU or at a port or other facility at which the FSRU calls or to which or from which the FSRU transits; and (vii) seizure of the FSRU or her cargo under legal process.

5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

8.	Daily nominations protocol:

(a)	Charterer’s FSRU Representatives shall provide the Owner’s FSRU Representative and the Vessel’s master with a proper nomination as follows:

(i)	a Nominated Discharge Rate for “Gas Day” X (which is a period of twenty-four (24) hours commencing at 10:00 AM Chinese local time); and

(ii)	in the case of a discharge for a partial Gas Day, the hours for which such discharge will take place,

in either case by 8:00 PM Chinese local time one (1) day earlier, i.e., Gas Day X-1.

(b)	The master of the Vessel shall by 11.59 PM Chinese local time on Gas Day X-1, notify Charterer’s FSRU Representatives and the Owner’s FSRU Representative if the Vessel cannot meet such Nominated Discharge Rate for any reason. The Parties will then meet to discuss the reason for the failure and the steps to be taken to remedy it.

(c)	The daily Nominated Discharge Rate(s) shall:

i.	be expressed in mmscf/d;

ii.	subject to paragraph (iii) below, not be more than the “Nameplate Regasification Capacity” (which shall mean ***** mmscf/d and pro-rata for part of a Gas day) and shall be between ***** (*****) and ***** (*****) mmscf/d and pro-rata for part of a day;

iii.	at the option of Charterer, be between ***** (*****) mmscf/d and ***** (*****) mmscf/d (and pro-rata for part of a day) for a maximum of ***** (*****) consecutive days in any ***** (*****) day period and no more than ***** (*****) days in a period of ***** (*****) consecutive months (“Exceptional Daily Gas Nominations”); and

iv.	subject to paragraph 8(e) and 8(f) of this Schedule X, comply with a daily discharge curve (“Daily Discharge Curve”) agreed between Charterer’s FSRU Representatives and Owner’s FSRU Representative each day in advance

(d)	Owner shall have the right to an adjustment to the intra day send-out rate (plus or minus ***** percent (*****%)) to meet the Nominated Discharge Rate during the negotiation of the Daily Discharge Curve, and Charterer shall not unreasonably refuse to adjust the intra day send-out rate as requested by Owner. Provided that the Nominated Discharge Rate is within the agreed parameters set out in paragraph 8(d) of this Schedule X, and subject to any adjustment under this paragraph 8(e) or under paragraph 8(f) of this Schedule X to the intra day send-out rate, Owner will dispatch gas volumes on each Gas Day in accordance with the agreed Daily Discharge Curve.

6

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(e)	After the occurrence of an event that reduces gas send out, Owner shall have the right to an intra day adjustment to the actual gas send out by no more than ***** percent (*****%) over the balance of the Gas Day to meet the Nominated Discharge Rate. Charterer shall not unreasonably refuse to adjust the actual gas send out requested by the Owner.

(f)	Charterer shall have the right to request an “Intraday Nomination” being any change to the agreed daily Nominated Discharge Rate(s) and corresponding Daily Discharge Curve, and requested later than ***** (*****) hours before the start of the Gas Day and including changes requested during a Gas Day. For the avoidance of doubt, the maximum number of ***** (*****) different send out rates per Gas Day shall also include Intraday Nominations if any. Intraday Nominations shall also comply with Vessel technical limitations below. Owner shall use reasonable endeavors to accommodate any Intraday Nomination but shall not be liable for any failure in this respect.

9.	Vessel technical limitations: The Nominated Discharge Rate(s) shall include and be limited by the following:

(a)	Ramp up/down period:

•	a relative change of *****-***** MMscf/day (being a change up or down between ***** and ***** MMscf/day, regardless of starting point, e.g. from ***** to ***** MMscf/day): ***** hours.

•	a relative change of *****-***** MMscf/day (being a change up or down between ***** and ***** MMscf/day, regardless of starting point, e.g. from ***** to ***** or from ***** to ***** MMscf/day): ***** hours.

(b)	Time required to cool down a spare skid, including preparation time is ***** plus ***** (*****+*****) hours. The Vessel will perform preventive maintenance in order to ensure maximum availability and redundancy, a consequence of this is that following a nomination, the Vessel may take out spare capacity for maintenance. Nevertheless any preventive maintenance is subject to Charterer’s approval, which shall use reasonable endeavors to accommodate such request, being understood such approval not to be unreasonable withheld or delayed, but being understood that such maintenance shall not occur between 25th October of any calendar year and 31st March of the following calendar year.

(c)	Always excluding ramp up/down period, it is understood and agreed between Charterer and Owner that the characteristics of the regasification plant onboard the Vessel will at all times have ongoing self-adjustments causing the actual send-out rate to fluctuate above and below the set value for the send-out with the aim of delivering as close to required send-out as possible. Notwithstanding anything to the contrary, the actual send-out being within ***** per cent

7

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(*****%) above/or below the agreed send-out profile shall at no time be considered underperformance by the Charterer.

10.	Interruption of accepted Nominated Discharge Rate: In the event that the discharge operations are interrupted for a material period for any reason attributable to the actions of the Owner or the Charterer, the responsible Party shall notify the other Party all relevant information including:

(i)	the aggregate impact on the discharge of gas for the relevant Gas Day;

(ii)	the nature of the interruption detailing, if available, the cause of the interruption; and

(iii)	the anticipated duration of the interruption if such information is available at the time of the initial notification.

11.	Coordination with the pipeline operator: The Charterer shall be responsible for all downstream pipeline nominations and transportation as required, and will have direct interaction with the pipeline operator regarding such matters. All required communications to and from the pipeline operator to the Vessel shall be communicated via Charterer’s FSRU Representatives to the Owner’s FSRU Representative and the master.

12.	Discussion with master; emergencies: Charterer’s FSRU Representatives and CNOOC’s FSRU Representatives shall be entitled to engage in four-way conversations with master and Owner’s FSRU Representative when providing notices and discussing nominations or any other subject matter of this Schedule X. All notices shall be sent by email and by fax to addresses and numbers that will be agreed by Charterer’s FSRU Representatives, CNOOC’s FSRU Representatives, and Owner’s FSRU Representative. If Owner’s FSRU Representative is not available, then Charterer’s FSRU Representatives and CNOOC’s FSRU Representatives may engage in direct three-way conversations with the master, provided that Charterer’s FSRU Representatives and CNOOC’s FSRU Representatives continue to copy Owner’s FSRU Representative on any notices. Additionally, in the case of emergency when the time to communicate with the Owner’s FSRU Representative may increase the risk to safety or the environment, the master of the Vessel may directly communicate to, or receive communications from the pipeline operator, CNOOC’s FSRU Representatives or Charterer’s FSRU Representatives.

4.	Law and Arbitration

This Side Letter No. 1 shall be governed by and construed in accordance with the laws of England and Clause 53 “Law and Arbitration” of the Charterparty shall apply mutatis mutandis to any disputes arising out of or in connection to this Side Letter No. 1.

8

5.	Counterparts

This Side Letter No. 1 may be executed in any number of counterparts and by the Parties on separate counterparts, each of which, when so executed, shall be an original and all such counterparts shall together constitute one and the same instrument.

6.	Miscellaneous

To the extent that this Side Letter No. 1 is inconsistent in any way with the terms of the Charterparty and/or Amendment No. 4, the terms of this Side Letter No. 1 shall take priority over and operate to the exclusion of the inconsistent terms of the Charterparty and/or Amendment No. 4.

IN WITNESS WHEREOF, the Parties have executed this Side Letter No. 1 as of the Side Letter Execution Date.

HÖEGH LNG AS, AS MANAGER

For and on behalf of SRV JOINT GAS TWO LTD.

/s/ Karen Algaard
Name: Karen Algaard

Title: Commercial Manager

For and on behalf of GDF SUEZ LNG Supply SA

/s/ Gilles Billet
Name: Gilles Billet

Title: Managing Director

9

ANNEX 1 : Template of Daily Protocol

SUBJECT :

DATE :	TIME :	DOC.NO	REV NO :

FROM :

TO :

GAS DAY :   /    /            10:00 -      /      /             09:59

Daily Qty :

MMCF

INPUT :

Hours	10-11	11-12	12-13	13-14	14-15	15-16	16-17	17-18	18-19	19-20	20-21	21-22
Rate MMCF/D
Hours	22-23	23-24	24-01	01-02	02-03	03-04	04-05	05-06	06-07	07-08	08-09	09-10
Rate MMCF/D

”

10